UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 3, 2009

STANDARD MICROSYSTEMS CORPORATION
(Exact name of Company as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

80 Arkay Drive, Hauppauge, New York     11788
(Address of principal executive offices) (Zip Code)

(631) 435-6000
(Company's telephone number, including area code)

N/A
(Former  name,  former  address and former  fiscal year,  if changed  since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers and Directors.

(c) On November 3, 2009 the Compensation Committee (the “Committee”) of Standard Microsystems Corporation (the “Company”) approved the material terms of an amendment to the Standard Microsystems Corporation Severance Plan (the “Severance Plan”) and an amendment to the Company’s 2008 Supplemental Executive Retirement Plan (the “SERP”).  The Board of Directors of the Company also approved the terms of the amendment to the Company’s 2008 Supplemental Executive Retirement Plan on November 4, 2009.  The Committee also approved on November 3, 2009 the modification of employment letters with all current named executive officers to standardize the severance benefits they receive upon termination without cause or upon termination following a change of control, and made certain changes to the employment agreement of President and Chief Executive Officer Christine King.

The primary change in the Severance Plan is to standardize the benefits for officers in the Company’s executive salary band, excluding the President and Chief Executive Officer.   Pursuant to the amendment, all current named executive officers other than the President and Chief Executive Officer, i.e. Mr. Kris Sennesael, Vice President and Chief Financial Officer, Mr. Aaron Fisher, Executive Vice President and Mr. Walter Siegel, Vice President and General Counsel (collectively the “Named Executive Officers”), will receive a severance payment equal to one year’s salary plus target annual bonus upon a termination without cause or a required relocation.  In addition all equity-based instruments that would have vested within one year following their termination shall immediately vest.  In the event they are terminated without cause, required to relocate, retire or are disabled or have their compensation or duties reduced materially within 12 months following a change of control, then they shall receive the payments set forth above, but all equity-based instruments shall immediately vest. The amended Severance Plan also provides for health care coverage equal to the time period in which the officer is entitled to severance.    The severance benefits are capped at one dollar less than the maximum payout permitted pursuant to section 280G of the Internal Revenue Code (“280G”).  The amended Severance Plan provides that these benefits may not be reduced without the written consent of the affected employee.   The Committee directed management to separate the Company’s existing Severance Plan into two plans; one for employees in the executive salary band which, for the Named Executive Officers, shall be substantially consistent with the material terms approved by the Committee and described herein, and one for all other employees. The description of the severance benefits set forth above shall be qualified by the actual terms of the Severance Plan governing employees in the executive salary band, which the Company intends to annex as an exhibit to a subsequent filing under the Securities Exchange Act of 1934.

All Named Executive Officer letter agreements were amended to comply with the terms of the Severance Plan set forth above.  In addition the Company cancelled the provision of executive life insurance to certain Named Executive Officers and agreed to provide an executive health preventative care benefit to all Named Executive Officers.   The amended letter agreements also provide that to the extent any Named Executive Officer was previously granted equity acceleration rights different than contained in the Severance Plan, then the equity acceleration terms contained in the Severance Plan shall govern all equity granted in the past.   The amended executive officer agreements also eliminate 280G “gross up” protection for any Named Executive Officer that was entitled to this benefit.   The amended agreements also provide that monthly car allowances for Named Executive Officers will be eliminated and made part of base annual salary effective January 1, 2010.   Mr. Walter Siegel, Vice President and General Counsel, was also promoted to Senior Vice President and General Counsel effective January 1, 2010 and received an increase of 5% to his base salary effective January 1, 2010.  Ms. King’s employment agreement was amended to provide for health care coverage equal to the period of her severance, and to correct certain scribing errors in her original agreement. The amendment to the SERP closes the SERP to all new participants and freezes the salary used to calculate benefits for current employees who are participants in the SERP at 105% of their base annual salary on February 28, 2010.  In addition, the amendment provides for automatic vesting of benefits under the SERP upon a change of control of the Company for all employees who are employed at the time of the change of control.

The descriptions of the SERP and all agreements for Named Executive Officers and Ms. King are qualified  in their  entirety  by the full text of these documents, respectively attached  hereto as  Exhibits  10.1-10.5 and  incorporated  herein by  reference.

(d)  On November 4, 2009 the Committee and the Board of Directors resolved to replace the grant of 3500 stock appreciation rights on a quarterly basis to eligible directors with a quarterly grant of 3500 stock options issued pursuant to the Standard Microsystems Corporation 2009 Long Term Incentive Plan.  The dates of the quarterly grants remain unchanged.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

10.1.	Amendment No. 1 to the Standard Microsystems Corporation 2008 Supplemental Executive Retirement Plan*
10.2	Employment Agreement between Christine King and Standard Microsystems Corporation, amended and restated as of October 1, 2008*
10.3	Letter Agreement between Walter Siegel and Standard Microsystems Corporation, dated November 3, 2009*
10.4	Letter Agreement between Aaron Fisher and Standard Microsystems Corporation, dated November 3, 2009*
10.5	Amendment to Letter Agreement between Kris Sennesael and Standard Microsystems Corporation dated December 8, 2008*

*Indicates a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION
(Company)

Date: November 9, 2009	By: /s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1.	Amendment No. 1 to the Standard Microsystems Corporation 2008 Supplemental Executive Retirement Plan*
10.2	Employment Agreement between Christine King and Standard Microsystems Corporation, amended and restated as of October 1, 2008*
10.3	Letter Agreement between Walter Siegel and Standard Microsystems Corporation, dated November 3, 2009*
10.4	Letter Agreement between Aaron Fisher and Standard Microsystems Corporation, dated November 3, 2009*
10.5	Amendment to Letter Agreement between Kris Sennesael and Standard Microsystems Corporation dated December 8, 2008*

*Indicates a management contract or compensatory plan or arrangement